Hudson's Grill International, Inc.	For Immediate Release
16970 Dallas Parkway	Contact: Robert Fischer
Suite 402	Telephone: 214-361-7301
Dallas, Texas 75248-1928	e-mail: getinfo@hudsonsgrill.com

Hudson's Grill Announces the Opening of a

New Hudson's Classic Grill in Escanaba, Michigan

Thursday, March 9, 2006

Dallas, TX - Hudson's Grill International, Inc., based in Dallas, Texas, announced today that on March 6, 2006, Cappuccino SD, Inc., opened a Hudson's Classic Grill in Escanaba, Michigan. The Hudson's Grill began serving dinners on March 6, 2006, and the next day, it began serving lunches. The Hudson's Classic Grill is located at 201 North Lincoln Road, Escanaba, Michigan. Escanaba is a city of about 13,000, located in the Upper Peninsula on Lake Michigan.

Cappuccino SD, Inc., is a corporation controlled by Peter and Cindy Palm. This is the Palms' second franchise with Hudson's Grill International. Their other franchise is located in De Pere, Wisconsin.

Hudson's Grill International is a public company; the company's class A common shares are currently being quoted and traded over the counter on the bulletin board under the NASD symbol HGIIA.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995.

"This press release may contain forward looking statements relating to future events or future financial performance that involve risks and uncertainties. Such statements can be identified by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or comparable terms. These statement are only predictions and actual results could differ materially from those anticipated in these statements based upon a number of factors including those identified in the Company's filings with the SEC."